UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 12, 2005

Prentiss Properties Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14516	75-2661588
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3890 West Northwest Hwy, Suite 400, Dallas, Texas		75220
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-654-0886

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On August 12, 2005, pursuant to the Contribution Agreement and Joint Escrow Instructions (the "Agreement") by and among Concord Airport Plaza Associates, L.P., and its partners and our operating partnership (Prentiss Properties Acquisition Partners, L.P.), our operating partnership acquired from an unrelated third party all of the outstanding limited partnership interests in Concord Airport Plaza Associates, L.P., a California limited partnership ("CAPA"). CAPA owns a two building office complex containing approximately 350,256 net rentable square feet known as 1200 and 1220 Concord Avenue in Concord, California. The limited partnership interests in CAPA were acquired for aggregate consideration of approximately $60.6 million, and the assumption of $3.55 million of current obligations. The acquisition was funded through the issuance of 547,262 common Partnership Units (as that term is defined in the Third Amended and Restated Agreement of Limited Partnership of Prentiss Properties Acquisition Partners, L.P. (the "Partnership Agreement")) of our operating partnership, the assumption of an existing $39.5 million non-recourse mortgage, the assumption of $3.55 million of current obligations, with the balance of approximately $0.7 million (plus closing costs) funded with borrowings under our revolving credit facility.

The Partnership Units were all issued to "accredited investors" within the meaning of Rule 501(a) promulgated under the Securities Act of 1933, as amended, in reliance upon an exemption from registration under Regulation D and Section 4(2) of the Securities Act of 1933. The parties also entered into a Registration Rights Agreement wherein Prentiss Properties Trust agreed to file with the Securities and Exchange Commission (the "Commission") a shelf registration statement pursuant to Rule 415 of the Securities Act of 1933, as amended, or similar rule that may be adopted by the Commission, within either two weeks prior to or two weeks after the first anniversary of the date of the Agreement, with respect to the issuance by Prentiss Properties Trust, or to the extent necessary, the resale by the contributing partners, of at least the number of shares of Prentiss Properties Trust issuable to the contributing partners upon exchange of the Partnership Units. Each common Partnership Unit is exchangeable for one common share of beneficial interest of Prentiss Properties Trust, such exchange occurring pursuant to the Partnership Agreement and a notice from the contributing partners of their intent to exchange.

Item 8.01 Other Events.

Subsequent to December 31, 2004, we have acquired the following properties that in the aggregate are significant:

On February 14, 2005, Prentiss Office Investors, L.P., which is owned 51% by our operating partnership and its affiliates and 49% by Stichting Pensioenfond ABP, acquired from an unrelated third party, a two building office complex with approximately 197,000 net rentable square feet. The properties are located in Herndon, Virginia and were acquired for gross proceeds of $51.8 million. Each partner contributed their pro rata share of the purchase price to Prentiss Office Investors, L.P. for the acquisition. Amounts contributed from the operating partnership were funded with proceeds from our revolving credit facility.

On May 2, 2005, using proceeds from our revolving credit facility, our operating partnership completed a transaction in which we effectively acquired for $103.2 million the remaining 75% interest in Tysons International Partners, a joint venture that prior to the transaction was owned 25% by our operating partnership and 75% by an unrelated third party. The joint venture, through its two wholly-owned subsidiaries ("subsidiaries") owned two office properties totaling approximately 456,000 net rentable square feet in Tyson’s Corner, Virginia. Pursuant to the purchase agreement, our operating partnership acquired from Tysons International Partners 100% of the subsidiaries thereby giving us 100% ownership of the two office properties. Tysons International Partners distributed the proceeds from the sale and immediately thereafter redeemed the 75% partner’s interest in the joint venture. As a result of the redemption, Tysons International Partners terminated as a joint venture.

On July 14, 2005, Prentiss Office Investors, L.P., acquired, from an unrelated third party, an office building with approximately 238,000 net rentable square feet. The property is located in the City Center submarket of the Oakland, California CBD and was acquired for gross proceeds of $39.4 million. Each partner contributed their pro rata share of the cash purchase price to Prentiss Office Investors, L.P. for the acquisition. Amounts contributed from the operating partnership were funded with proceeds from our revolving credit facility. As a part of the transaction, the venture assumed a $25 million non-recourse mortgage with a 5.175% interest rate that amortizes on a 30-year amortization schedule and has a maturity date of June 1, 2010.

On August 12, 2005, pursuant to the Contribution Agreement and Joint Escrow Instructions (the "Agreement") by and among Concord Airport Plaza Associates, L.P., and its partners and our operating partnership (Prentiss Properties Acquisition Partners, L.P.), our operating partnership acquired from an unrelated third party all of the outstanding limited partnership interests in Concord Airport Plaza Associates, L.P., a California limited partnership ("CAPA"). CAPA owns a two building office complex containing approximately 350,256 net rentable square feet known as 1200 and 1220 Concord Avenue in Concord, California. The limited partnership interests in CAPA were acquired for aggregate consideration of approximately $60.6 million, and the assumption of $3.55 million of current obligations. The acquisition was funded through the issuance of 547,262 common Partnership Units (as that term is defined in the Third Amended and Restated Agreement of Limited Partnership of Prentiss Properties Acquisition Partners, L.P. (the "Partnership Agreement")) of our operating partnership, the assumption of an existing $39.5 million non-recourse mortgage, the assumption of $3.55 million of current obligations, with the balance of approximately $0.7 million (plus closing costs) funded with borrowings under our revolving credit facility. The non-recourse mortgage bears interest at 7.2%, has a 25-year amortization schedule and a maturity date of January 1, 2012.

Item 9.01 Financial Statements and Exhibits.

Financial Statements and Pro Forma Financial Information

Audited financial information will be provided for the periods specified under Rule 3-14 of Regulation S-X within 71 days of this report. Pro forma financial information for the Company will also be provided at that time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prentiss Properties Trust

August 17, 2005	By:	Gregory S. Imhoff

Name: Gregory S. Imhoff
Title: Senior Vice President, Chief Administrative Officer, Legal Counsel and Secretary

Prentiss Properties Trust

August 17, 2005	By:	Scott W. Fordham

Name: Scott W. Fordham
Title: Senior Vice President and Chief Accounting Officer